                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED  AGREEMENT  made the 1st day of January 2005, by and
between    Oppenheimer    Variable   Account   Funds   (the   "Trust"),    and
OppenheimerFunds, Inc. ("OFI").

WHEREAS,  the Trust is an open-end,  diversified series management  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

WHEREAS,  Oppenheimer  Aggressive  Growth  Fund/VA (the "Fund") is a series of the Trust having a separate  portfolio,  investment  policies  and  investment restrictions; and

WHEREAS,  the Trust and OFI have entered into an Investment Advisory Agreement for the Fund dated September 1, 1994 (the "Prior Agreement").

WHEREAS,  the Trust and OFI have agreed, at a meeting of the Board of Trustees held on December 15, 1998, to pay OFI an annual  management  fee rate of 0.58%
on average  annual net  assets of the Fund in excess of $1.5  billion,  and to replace the Prior Agreement with this Agreement.

WHEREAS,  since the Prior  Agreement,  OFI changed its name from  "Oppenheimer
Management  Corporation" to "OppenheimerFunds,  Inc." and the Fund changed its name from "Oppenheimer Capital  Appreciation Fund" to "Oppenheimer  Aggressive
Growth Fund/VA".

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      a.    The Trust hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser  of the Fund and to  perform  for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters, give to the Fund and the  Trust's  Board of  Trustees  the benefit of its best judgment,  effort,  advice and recommendations and shall, at all times conform to,  and use its best  efforts  to  enable  the Fund to  conform  to:  (i) the provisions  of the  Investment  Company  Act  and  any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or Federal  law;
(iii) the  provisions of the  Declaration of Trust and By-Laws of the Trust as
amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees  of  the  Trust;   (v)  the   fundamental   policies  and  investment
restrictions  of the Fund as reflected in the Trust's  registration  statement under the  Investment  Company Act or as such policies may, from time to time, be amended by the Fund's  shareholders;  and (vi) the Prospectus and Statement of  Additional  Information  of the  Trust in effect  from  time to time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  trustees  and officers of the Trust with  respect to any  matters  dealing  with the  business  and affairs of the
Trust  including  the  valuation  of  portfolio  securities  of the Fund which securities  are either  not  registered  for public  sale or not traded on any securities market.

2.    Investment Management.

      a.    OFI shall,  subject to the  direction  and  control by the Trust's
Board   of   Trustees:   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      b.    Provided  that  the  Trust  shall  not  be  required  to  pay  any compensation  for services under this Agreement  other than as provided by the terms of this  Agreement and subject to the  provisions of paragraph 7 hereof,
OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to  supplement,  update or otherwise  improve its investment management services.

      c.    OFI  shall  not be  liable  for any loss  sustained  by the  Trust and/or the Fund in connection  with matters to which this  Agreement  relates, except a loss resulting by reason of OFI's willful  misfeasance,  bad faith or gross  negligence  in the  performance  of its  duties;  or by  reason  of its reckless disregard of its obligations and duties under this Agreement.

      d.    Nothing  in  this  Agreement  shall  prevent  OFI or  any  officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  and  shall  not in any way  limit or  restrict  OFI or any of its directors,  officers,  stockholders  or  employees  from  buying,  selling  or trading  any  securities  for its or their own  account or for the  account of others for whom it or they may be acting,  provided that such  activities will not adversely  affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide
effective   administration  for  the  Fund,   including  the  compilation  and
maintenance  of such records with respect to its  operations as may reasonably be required;  the  preparation and filing of such reports with respect thereto as shall be required by the Commission;  composition of periodic  reports with respect to operations of the Fund for its  shareholders;  composition of proxy materials  for meetings of the Fund's  shareholders,  and the  composition  of such  registration  statements as may be required by Federal  securities  laws for continuous  public sale of shares of the Fund. OFI shall,  at its own cost and expense,  also provide the Trust with adequate  office  space,  facilities and equipment.  OFI shall,  at its own expense,  provide such officers for the
Fund as the Fund's Board may request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this Agreement,  shall be paid by the Trust, including,  but not limited to: (i)  interest  and taxes;  (ii)  brokerage  commissions;  (iii)  insurance premiums for fidelity and other  coverage  requisite to its  operations;  (iv)
compensation  and  expenses of its  trustees  other than those  associated  or affiliated  with  OFI;  (v)  legal  and audit  expenses;  (vi)  custodian  and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;  (viii) expenses incident to the issuance of its shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  Federal  securities  laws of shares of the Fund for  public  sale;  (x)
expenses  of printing  and mailing  reports,  notices and proxy  materials  to shareholders  of the Fund;  (xi)  except as noted  above,  all other  expenses incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such extraordinary  non-recurring  expenses  as may  arise,  including  litigation, affecting  the Fund and any  legal  obligation  which  the  Trust  may have on behalf  of the Fund to  indemnify  its  officers  and  trustees  with  respect thereto.  Any  officers  or  employees  of  OFI  or  any  entity  controlling, controlled  by or  under  common  control  with  OFI,  who may  also  serve as
officers,   trustees  or   employees  of  the  Trust  shall  not  receive  any
compensation  from the Trust for their services.  The expenses with respect to any two or more series of the Trust shall be  allocated in  proportion  to the net  assets  of the  respective  series  except  where  allocations  of direct expenses can be made.

5.    Compensation of OFI.

      The Trust  agrees  to pay OFI on  behalf  of the Fund and OFI  agrees to accept as full  compensation  for the  performance of all functions and duties on its part to be performed  pursuant to the provisions hereof, a fee computed on the  aggregate net asset value of the Fund as of the close of each business day and payable  monthly at the annual rate of: .75% of the first $200 million of average annual net assets; .72% of the next $200 million;  .69% of the next
$200 million;  .66% of the next $200  million;  .60% of the next $700 million;
and .58% of average annual net assets in excess of $1.5 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Trust a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name of the  Trust  and the Fund for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law,  such  license  shall  allow OFI to  inspect,  and subject to control  by the  Trust's  Board,  control  the name and  quality  of  services offered by the Fund under such name.  Such license may,  upon  termination  of this Agreement,  be terminated by OFI, in which event the Trust shall promptly take  whatever  action may be necessary to change its name and the name of the
Fund and discontinue any further use of the name  "Oppenheimer" in the name of the  Trust or the Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its  activities,  or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      a.    OFI is  authorized,  in  arranging  the  purchase  and sale of the
Fund's  portfolio  securities,   to  employ  or  deal  with  such  members  of
securities  or  commodities   exchanges,   brokers  or  dealers   (hereinafter
"broker-dealers"),  including  "affiliated"  broker-dealers  (as that  term is defined  in the  Investment  Company  Act),  as  may,  in its  best  judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and  reliable  execution  at the most  favorable  security price  obtainable) of the Fund's portfolio  transactions as well as to obtain, consistent  with the provisions of  subparagraph  (c) of this paragraph 7, the benefit of such  investment  information or research as will be of significant assistance to the performance by OFI of its investment management functions.

      b.    OFI shall  select  broker-dealers  to effect the Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      c.    OFI shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than an affiliated broker-dealer,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for  which OFI or its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause the Trust to pay such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of OFI or its affiliates  with respect to the accounts as to which they exercise  investment discretion. In reaching such determination,  OFI will not be required to place or attempt to place a specific  dollar value on the brokerage  and/or research services  provided or being provided by such  broker-dealer.  In demonstrating that such  determinations  were made in good  faith,  OFI shall be prepared to show that all  commissions  were allocated for purposes  contemplated  by this
Agreement  and  that  the  total   commissions   paid  by  the  Trust  over  a
representative  period  selected by the Trust's  trustees  were  reasonable in relation to the benefits to the Fund.

      d.    OFI shall have no duty or obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Trustees of the Trust and the provisions of this paragraph 7.

      e.    The Trust  recognizes  that an affiliated  broker-dealer:  (i) may act as one of the Fund's regular  brokers so long as it is lawful for it so to act;  (ii)  may be a major  recipient  of  brokerage  commissions  paid by the
Trust;  and (iii) may effect  portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above, whereupon it replaces the Prior Agreement.  Unless earlier terminated pursuant to paragraph 10 hereof,  this Agreement  shall continue in effect from year to year, so long as such  continuance  shall be approved at least annually by the
Trust's Board of Trustees,  including the vote of the majority of the Trustees of the Trust who are not parties to this  Agreement  or  "interested  persons"
(as defined in the Investment  Company Act) of any such party,  cast in person at a meeting  called  for the  purpose of voting on such  approval,  or by the holders of a  "majority"  (as defined in the  Investment  Company  Act) of the outstanding  voting  securities  of the Fund and by such a vote of the Trust's
Board of Trustees.

9.    Disclaimer of Trustee or Shareholder Liability.

      OFI understands and agrees that the obligations of the Trust under this
Agreement are not binding upon any Trustee or shareholder of the Trust or
Fund personally, but bind only the Trust and the Trust's property. OFI represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust.

10.   Termination.

      This  Agreement  may be  terminated:  (i) by  OFI  at any  time  without penalty  upon sixty days'  written  notice to the Trust  (which  notice may be waived by the Trust);  or (ii) by the Trust at any time  without  penalty upon sixty  days'  written  notice  to OFI  (which  notice  may be  waived  by OFI)
provided that such  termination  by the Trust shall be directed or approved by the vote of a majority  of all of the  trustees of the Trust then in office or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities of the Fund (as defined in the Investment Company Act).

11.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities   of  the  Trust.   This   Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

12.   Definitions.

     The terms and  provisions  of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    Oppenheimer Variable Account Funds
                                    for Oppenheimer Aggressive Growth Fund/VA

                              By:   /s/ Robert G. Zack
                                    ------------------------------------------
                                    Robert G. Zack
                                    Vice President & Secretary

                                    OppenheimerFunds, Inc.

                              By:   /s/ John V. Murphy
                                    ------------------------------------------
                                    John V. Murphy
                                    Chairman,   President,   Chief   Executive
                                    Officer & Director